EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AMEN Properties, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, John M. James, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (3) the Report fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (4) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

By: /s/ John M. James
    -------------------------------
    John M. James
    Chief Financial Officer

Date:  November 4, 2003

A signed original of this written statement required by Section 906 has been provided to AMEN Properties, Inc. and will be retained by AMEN Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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